As filed with the Securities and Exchange Commission on September 30, 2026
File No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
Trinzic, Inc.
(Exact name of registrant as specified in its charter)

Delaware	42-3955685
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1100 Wilson Boulevard Arlington, Virginia (Address of principal executive offices)	22209 (Zip code)

(571) 227-7880
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.001 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TRINZIC, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement of Trinzic, Inc. filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein, or deemed to be a part hereof, unless such information is specifically incorporated by reference.
Item 1.	Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Person Transactions,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.	Risk Factors.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary—Summary of Risk Factors,” “Risk Factors,” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.
Item 2.	Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Summary Historical and Unaudited Pro Forma Condensed Combined Financial Information,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.
Item 3.	Properties.
The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.
Item 4.	Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.	Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6.	Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors,” and “Executive Compensation.” Those sections are incorporated herein by reference.
Item 7.	Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors,” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.
The information required by this item is contained under the sections of the information statement entitled “Business—Legal Proceedings,” Note 14 “Commitments and Contingencies,” and Note 15 “U.S. Government Matters” to the audited combined financial statements for the year ended January 2, 2026, and Note 10 “Commitments and Contingencies” and Note 11 “U.S. Government Matters” to the unaudited condensed combined financial statements for the six months ended July 3, 2026. Those sections are incorporated herein by reference.
Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Capitalization,” “Security Ownership of Certain Beneficial Owners and Management,” and “Description of Trinzic’s Capital Stock.” Those sections are incorporated herein by reference.
Item 10.	Recent Sales of Unregistered Securities.
The information required by this item is contained under the section of the information statement entitled “Description of Trinzic’s Capital Stock.” That section is incorporated herein by reference.
Item 11.	Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” and “Description of Trinzic’s Capital Stock.” Those sections are incorporated herein by reference.
Item 12.	Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Trinzic’s Capital Stock.” That section is incorporated herein by reference.
Item 13.	Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the information statement entitled “Summary Historical and Unaudited Pro Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Statements,” and “Index to Financial Statements and Schedules” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
Not applicable.
Item 15.	Financial Statements and Exhibits.
(a) Financial Statements and Schedule
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements and Schedules” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

(b) Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between KBR, Inc. and Trinzic, Inc.
3.1	Form of Amended and Restated Certificate of Incorporation of Trinzic, Inc.
3.2	Form of Amended and Restated Bylaws of Trinzic, Inc.
10.1	Form of Transition Services Agreement by and between KBR, Inc. and Trinzic, Inc.
10.2	Form of Tax Matters Agreement by and between KBR, Inc. and Trinzic, Inc.
10.3	Form of Employee Matters Agreement by and between KBR, Inc. and Trinzic, Inc.
10.4	Form of Master Services Agreement by and between KBR, Inc. and Trinzic, Inc.*
10.5	Form of Stockholder and Registration Rights Agreement by and between KBR, Inc. and Trinzic, Inc.*
10.6	Form of Trinzic, Inc. Director Indemnification Agreement
10.7	Form of Trinzic, Inc. Officer Indemnification Agreement
10.8	Form of Trinzic, Inc. Severance and Change in Control Agreement*
10.9	Offer Letter, dated as of June 23, 2026, between KBR, Inc. and Michael LaRouche
10.10	Offer Letter, dated as of June 19, 2026, between KBR, Inc. and Nicholas Veasey
21.1	Subsidiaries of Trinzic, Inc.
99.1	Information Statement of Trinzic, Inc., preliminary and subject to completion, dated September 30, 2026
99.2	Form of Notice of Internet Availability of Information Statement Materials*

*	To be filed by amendment.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TRINZIC, INC.

By:	/s/ Sonia Galindo
Name: Sonia Galindo
Title: Authorized Signatory

Date: September 30, 2026